SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

              Date of Report (Date of earliest report) May 21, 2003

                        Commission file number 000-26105



                        Air Packaging Technologies, Inc.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                                          95-4337254
--------------------------------                    -----------------------
(State or other jurisdiction of                     (IRS Employer ID Number)
incorporation of organization.)

25620 Rye Canyon Rd. Valencia, California                      91355
-----------------------------------------            -----------------------
(Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (661) 294-2222

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On May 8, 2003, Registrant sold one of its two manufacturing machines to 3M Company ("3M') for a total consideration of $500,000. The machine was sold pursuant to an Equipment Purchase Agreement dated March 25, 2003, a copy of which is included with this filing. The Equipment Purchase Agreement was entered into with the agreement of secured debenture holders which hold a security interest in all of the assets owned by Registrant including the machine sold to 3Mand pursuant to Registrant's agreement with the secured debenture holders. the $500,000 received from 3M was paid to the secured debenture holders in reduction of the principal owed by Registrant to them.

In addition to the Equipment Purchase Agreement, Registrant entered into a License Agreement with 3Mand 3M Innovative Properties Company ("3M IPC') under which Registrant granted to 3M IPC an exclusive license under certain of Registrant's patents in the "Industrial Protective Packaging Market" as defined in the agreement. 3M has paid $250,000 to Registrant as a one-time nonrefundable license fee and an advance royalty of $75,000. Registrant entered into said agreement with the consent of the secured debenture holders which hold a security interest in the patents covered by the license agreement and who consented to the majority of the $325,000 consideration being utilized by Registrant for its operations.

Registrant is presently operating on a reduced basis to conserve its limited capital while it is negotiating for long term funding. As such, Registrant has been unable to complete its 2002 audit and because of this has been unable to file either its 2002 Form 10KSB or its 2003 first quarter 10QSB. Registrant is presently in default under both its secured and unsecured debentures. In the event that Registrant is unsuccessful in obtaining additional long term funding, it is likely that Registrant would be unable to continue business operations.




ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

1) Equipment Purchase Contract

2) License Agreement



         Pursuant to the requirement of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Dated this 22 day of May, 2003


                                               Air Packaging Technologies, Inc.



                                            By  /s/ Donald Ochacher
                                                -------------------------------
                                                Donald Ochacher
                                                President & CEO

                         EQUIPMENT PURCHASE AGREEMENT

This Agreement is made between 3M Company, a Delaware corporation, with its principal offices at 3M Center, St. Paul, MN 55144-1000 (Buyer), and Air Packaging Technologies Incorporated, a Delaware corporation, with its principal offices at 25620 Rye Canyon Road, Valencia, CA 91355-1164 (Seller).

I. EQUIPMENT PURCHASE
   ------------------

         1.1 Purchase and Sale of Equipment. Subject to the terms of this Agreement, Seller sells, transfers, assigns and delivers to Buyer, and Buyer purchases all of Seller's right, title, and interest in, to all of the assets listed in the attached Schedule A (Equipment) free and clear of all liens, security interests and encumbrances. Buyer is not assuming any liabilities or obligations of Seller. Title to the Equipment will pass from Seller to Buyer upon Seller's receipt of the Purchase Price. Risk of loss for the Equipment passes to Buyer when Buyer removes the Equipment from Seller's facility.

         1.2 Purchase Price. Buyer shall purchase the Equipment for a purchase price of $500,000.00 U.S. Dollars (Purchase Price). Seller agrees that Buyer will not be obligated to pay the Purchase Price until the following events have occurred:
         (a) the Equipment has been removed from Seller's facility by Buyer or Buyer's agents;
         (b)      Buyer has received from Seller the executed Bill of Sale;
         (c) Buyer has received from Seller a copy of the Board of Directors resolution authorizing the sale of the Equipment to Buyer; and
         (d) Buyer has received from Interwest Transfer Co., Inc., as Collateral Agent and Indenture Trustee for the Note Holders,
                  (i) a consent in a form acceptable to Buyer consistent with the terms and provisions of the Trust Indenture and Security Agreement by which the Note Holders consent to (a) sale of the Equipment according to the terms of this Equipment Purchase Agreement and (b) execution of the License Agreement between Seller, as licensor, and Buyer and (ii) a UCC financing statement releasing the lien in the Equipment.
         (e)      Buyer has received from Seller an executed License  Agreement;
                  and
         (f) Buyer has received from Linda Lorraine a UCC financing statement releasing the lien in the Equipment and a consent in a form acceptable to Buyer by which Lorraine consents to execution of the License Agreement between Seller, as licensor, and Buyer.
On the date that the last of the events has occurred, the Purchase Price shall be paid by Buyer. Buyer acknowledges Seller has assigned the Purchase Price proceeds payable to Seller under this Agreement to Innovative Investments Network Limited (IINI). Seller and IINI shall jointly provide Buyer with written direction respecting payment of the Purchase Price. Buyer shall make payment of the Purchase Price when due by cashier's check jointly payable to Seller and IINI.

         1.3 Transition Assistance. To assist in the orderly transfer of the Equipment to Buyer, Seller agrees to do the following:

         (a) Seller agrees to give Buyer or Buyer's agents access to Seller's Valencia, California facility within 90 days after the execution of this Agreement to disassemble, pack and remove the Equipment.
         (b) Garry Newman will assist Buyer in the disassembly of the Equipment, the reassembly at the contract manufacturer's facility and in the training of the new operators of the Equipment. Buyer will pay for Garry's time and travel expenses as provided in the Services Agreement to be executed between the parties.

II. REPRESENTATIONS AND WARRANTIES OF SELLER
    ----------------------------------------

         Seller represents and warrants the following:

         2.1 Corporate Existence and Power. Seller is a corporation organized under the laws of the State of Delaware and has the corporate power and authority to conduct its business as presently conducted.

          2.2 Authorization of Agreement. This Agreement constitutes a valid and binding obligation of Seller enforceable against it in accordance with its terms. The execution and delivery of this Agreement and the performance of the terms and conditions of this Agreement have been duly and validly authorized and approved by all necessary corporate action on the part of Seller. Seller agrees to provide Buyer with a copy of the Board of Directors resolution authorizing the sale of the Equipment to Buyer.

          2.3 No Breach or Violation. Seller's execution and delivery of this Agreement, its compliance with and fulfillment of the terms of this Agreement and other transactions contemplated by this Agreement, and the sale of the Equipment to Buyer do not and will not (a) conflict with or result in a breach of the terms, conditions or provision of, (b) constitute a default under, (c) result in the creation of any lien upon the assets of the Seller under, (d) give any third party the right to accelerate any obligation under, (e) require the consent of any third party not already obtained under, or (f) result in a violation of, any law, statute, ordinance, rule or regulation applicable to Seller or its shareholders, or any franchise, license, Instrument, order, judgment, decree, mortgage, indenture, charter, by-law, deed of trust, trust agreement, note agreement or other agreement or instrument to which Seller is bound.

         2.4 Ownership of Equipment. Seller has good, marketable and valid title to the Equipment free and clear of all liens, security interests and encumbrances, except for a security interest held by Interwest Transfer Co., Inc. and a security interest held by Linda Loraine. Seller agrees to deliver the Equipment to Buyer free and clear of all liens, security interests and encumbrances. Seller agrees to provide to Buyer a partial release of the liens held by Interwest Transfer Co., Inc. and Linda Loraine releasing their liens in the Equipment.

          2.5 Litigation. There is no pending suit, claim, action or proceeding related to the Equipment before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

          2.6 All Information. No representation or warranty made by the Seller and no statement contained in any certificate or other instrument furnished or to be furnished to Buyer in connection with the transactions contemplated by this Agreement, contains any untrue statement of a fact or omits to state any facts in order to make any statement not misleading.

         2.7 Equipment Warranty. Seller warrants the Equipment is free from defects in design, material and manufacture, is currently making merchantable air cushion packaging, is merchantable and is fit for the purpose of making air cushion packaging. Seller also assigns to Buyer all rights of Seller under the Equipment manufacturers' warranties to the extent the rights are assignable. All warranties survive inspection, test, Buyer's acceptance of the Equipment and Buyer's payment of the Purchase Price. If any part of the Equipment is found to be defective during the first six months after the Equipment is installed by Buyer in a contract manufacturer's facility, Seller agrees to provide Buyer with a replacement part free of charge after receipt of the defective part.

III. REPRESENTATIONS OF BUYER
     ------------------------

         Buyer represents the following:

         3.1 Corporate Existence and Power. Buyer is a corporation organized under the laws of the State of Delaware and has the corporate power and authority to conduct its business as presently conducted.

         3.2 Authorization of Agreement. This Agreement constitutes a valid and binding obligation of the Buyer enforceable against it in accordance with its terms. The execution and delivery of this Agreement and the performance by the Buyer of the terms and conditions of this Agreement have been duly and validly authorized and approved by all necessary corporate action on the part of Buyer.

IV. BILL OF SALE
    ------------

Within 15 days after the execution of this Agreement, Seller shall deliver to Buyer a properly executed copy of the Bill of Sale attached as Schedule B to this Agreement.

V. SELLER'S RIGHT TO BUY PRODUCTS MADE USING THE EQUIPMENT
   -------------------------------------------------------

Seller understands that Buyer intends to ship the Equipment to a contract manufacturer in China and have the contract manufacturer use the Equipment to make air cushion packaging for Buyer. Buyer agrees to include in Buyer's contract with the contract manufacturer a provision requiring the contract manufacturer to use the Equipment to make air cushion packaging for Seller whenever the contract manufacturer is not using the Equipment to make air cushion packaging for Buyer.

VI. INFRINGEMENT INDEMNIFICATION
    ----------------------------

Seller warrants that Buyer's use of the Equipment will not infringe any patent, trade secret, proprietary right or any other right of any third party. Seller also agrees to indemnify, defend and hold Buyer harmless from any liability and expense (including reasonable attorneys fees) arising out of any third party claim or lawsuit based upon actual or alleged infringement, wrongful use or misappropriation of the third party's patent, trade secret, proprietary right or any other right. Buyer will give Seller prompt notice of any claim or lawsuit.

VII. MISCELLANEOUS
     -------------

         7.1 Jurisdiction and Governing Law. The parties agree that Minnesota and California each have a substantial relationship to this transaction, and each party consents to personal jurisdiction in the courts of those states. Any action or suit arising from or related to this Agreement must only be brought by the parties in any federal or state court with appropriate jurisdiction over the subject matter established or sitting in the states of Minnesota or California

         7.2 Notices. All notices, consents, requests, instructions, approvals, and other communications provided for herein shall be validly given, made, or served if in writing and (a) sent by certified mail, return receipt requested, postage prepaid, (b) sent by overnight courier delivery service, receipt acknowledged, fees prepaid, or (c) transmitted by facsimile transmission to the telephone numbers set forth below and confirmed by either method (a) or (b) above, and addressed to:

               If to Seller:   Air Packaging Technologies Incorporated
                               25620 Rye Canyon Road
                               Valencia, CA 91355-1164
                               Attention: Donald M. Ochacher, President

               If to Buyer:    3M Company
                               Industrial Services and Solutions Division
                               3M Center, Bldg. 220-4W-01
                               St. Paul, MN 55144-1000
                               Attention: John Pohl, Division Vice President

or such other address, facsimile telephone number. or person as may be designed in writing by any party to the other party. All notices, consents, requests, instructions, approvals, and other communications will be deemed to have been validly given, made, or served when received by the party to whom notice is given as evidenced by receipt.

         7.3 Modification. This Agreement may not be amended, modified, or supplemented except by a written instrument signed by the respective authorized officers or representatives of each party.

         7.4 Severability. It is the desire, intent, and agreement of the parties that this Agreement be enforced to the fullest extent permissible under the law and public policy applied by any jurisdiction in which enforcement is sought. Accordingly, if, and to the extent that, any portion of this Agreement is held to be invalid and unenforceable under applicable law, that portion will be deemed deleted. The deletion will not invalidate the remainder of the portion of this Agreement or the remaining provisions of this Agreement.

         7.5 Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the parties named and their respective heirs, representatives, successors and assigns. Seller may not assign this Agreement or any of its rights, interests, or obligations without the prior written approval of Buyer.

         7.6 Entire Agreement and Counterparts. This Agreement, including the attached Schedules, constitutes the entire agreement of the parties with regard to the subject matter of the Agreement. This Agreement may be executed in one or more counterparts, and each executed counterpart will be considered an original of this Agreement. This Agreement will not become effective until it has been executed by both parties.

         7.7 Third-Party Beneficiaries. This Agreement does not confer any rights or remedies upon any person or entity other than the parties and their respective successors and assigns.

         7.8 Waivers. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

The parties have confirmed this Agreement by having their duly authorized representatives execute both copies of this Agreement in the spaces provided below. For reference purposes the date of this Agreement will be the date it is executed by BUYER.

3M COMPANY                             AIR PACKAGING TECHNOLOGIES INCORPORATED


By: /s/ John Pohl                      By: /s/ Donald M. Ochacher
   ---------------------------            -------------------------
    John Pohl                              Donald M. Ochacher
    Division Vice President                President
    Industrial Services and
    Solutions Division

Date  Mach 25, 2003                        Date: March 21, 2003

                                                                      SCHEDULE A
                                                                      ----------

                                    EQUIPMENT
                                    ---------

                                                                      SCHEDULE B
                                                                      ----------
                                  BILL OF SALE


         KNOW ALL MEN BY THESE PRESENTS, That Air Packaging Technologies Incorporated, a corporation organized under the laws of the State of Delaware (hereinafter called "APTI"), in consideration of the sum of $500,000.00 to be paid to APTI by 3M Company, a corporation organized under the laws of the State of Delaware (hereinafter called "3M"), does hereby Grant, Bargain, Sell and Convey unto 3M, its successors or assigns, forever, the following described personal property, to-wit:

         The Equipment described in the Equipment Purchase Agreement signed by APTI and 3M.

To have and to hold the same, unto 3M, its successors or assigns, forever. APTI, for itself, and its successors or assigns, covenants and agrees to and with 3M, its successors or assigns, to warrant and defend the sale of the personal property, hereby made unto 3M, its successors or assigns, against all and every person and persons whomsoever, lawfully claiming or to claim the same.

In testimony whereof, APTI has caused these presents to be executed in its corporate name by its President this ____ day of _____________, 2003.

                                     Air Packaging Technologies Incorporated

                                     By:
                                        ----------------------------------------
                                           Donald M. Ochacher, President

STATE OF CALIFORNIA
                                    ss:
COUNTY OF _________

         On  this  ______  day  of   __________________,   2003,  before  me,  a
_________________    within   and   for   the   County,    personally   appeared
__________________________ to me personally known, who, being duly sworn by me, did say he is the President of Air Packaging Technologies Incorporated, the corporation named in the foregoing instrument, and that the instrument was signed in behalf of the corporation and acknowledged the instrument to be the free act and deed of the corporation.


                                                                   Notary Public

                                LICENSE AGREEMENT

         This Agreement is by and among Air Packaging Technologies Incorporated, a Delaware corporation, whose address is 25620 Rye Canyon Road, Valencia, California 91355-1164 ("APTI"), 3M COMPANY, a Delaware corporation whose address and principal place of business is 3M Center, Saint Paul, Minnesota, U.S.A. 55144 ("3M"), and 3M INNOVATIVE PROPERTIES COMPANY, a Delaware corporation whose address and principal place of business is 3M Center, Saint Paul, Minnesota, U.S.A. 55144 ("3M IPC").

                                    RECITALS
                                    --------

         APTI has designed inflatable packaging products for use in protecting products or product components against damage during storage or shipping of the products or product components, and APTI has patents and proprietary information on these inflatable packaging products.

         3M and APTI have a Private Label Purchase Agreement dated February 26, 2001, under which APTI agreed to sell private label inflatable packaging products to 3M and APTI granted 3M a worldwide exclusive right to distribute, sell or otherwise dispose of such label inflatable packaging products purchased from APTI in the industrial protective packaging market throughout the world.

         3M markets and sells services throughout the world for transporting products or product components for industrial customers, including transporting semiconductor wafers employing the private label inflatable packaging products purchased from APTI.

         APTI desires to grant to 3M IPC, and 3M IPC desires to obtain from APTI certain rights to the inflatable packaging products.

         APTI desires to sell equipment for manufacturing inflatable packaging products to 3M, and 3M desires to purchase the equipment for manufacturing the inflatable packaging products from APTI, in accordance with a separate Equipment Purchase Agreement that accompanies this License Agreement.

         3M desires to move the purchased equipment for manufacturing the inflatable packaging products from APTI's location to a location of 3M's choice.

         In consideration of these premises and of the mutual promises set forth below, the Parties to this Agreement agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

         For purposes of this Agreement, the terms defined in this Article shall have the meaning specified and shall be applicable to both the singular and plural forms wherever used in this Agreement.

         1.1 "Licensor" shall mean APTI.

         1.2   "Entity"   shall  mean  any   corporation,   firm,   partnership,
proprietorship, or other form of business organization.

         1.3 "Licensor Affiliate" shall mean:

                  (a) any individual who or Entity that in whatever country organized or resident, directly or indirectly, is controlled by, or is under common control with, or controls Licensor; or

                  (b) any Entity in which Licensor or any Entity in which any individual or Entity recited in the preceding sub-paragraph (a) directly or indirectly has at least a forty percent (40%) ownership or voting rights interest (whether through stock ownership, stock power, voting proxy, or otherwise), or has the maximum ownership interest it is permitted to have in the country where such Entity exists.

         1.4 "3M Affiliate" shall mean:

                  (a) any individual who or Entity that in whatever country organized or resident, directly or indirectly, is controlled by, or is under common control with, or controls 3M; or

                  (b) any Entity in which 3M or any Entity in which any individual or Entity recited in the preceding sub-paragraph (a) directly or indirectly has at least a forty percent (40%) ownership or voting rights interest (whether through stock ownership, stock power, voting proxy, or otherwise), or has the maximum ownership interest it is permitted to have in the country where such Entity exists.

         For the purpose of this Agreement, 3M IPC shall be considered to be a 3M Affiliate.

         1.5 "Party" shall mean, as applicable, either: (a) Licensor; or (b) 3M and 3M IPC, individually and collectively. An "Affiliate" of a "Party" shall mean, as applicable, Licensor Affiliate or 3M Affiliate.

         1.6   "Licensee"   shall  mean  3M  IPC  and  any  direct  or  indirect
sub-licensee of 3M IPC under the intellectual property and other rights herein provided, as applicable.

         1.7 "Technology" shall mean inflatable packaging.

         1.8 "Patent Rights" shall mean any patent application (including any continuation, continued prosecution, continuation-in-part, division or substitution thereof) and any patent issued (including any reissue or reexamination thereof) based on any of the foregoing patent applications, in any country, owned by, controlled by or licensed to Licensor or any Licensor Affiliate on any invention relating to Technology, including the design, features, composition, manufacture, use or sale of Technology. Patent Rights include, but are not limited to, those Patent Rights listed in Exhibit A and any patent application or patent that contains a claim of priority to any of the Patent Rights listed in Exhibit A. Patent Rights also include any patent application or patent on any invention added under the provisions of Article VII of this Agreement. Patent Rights do not include patents and patent applications listed in Exhibit D.

         1.9 "Proprietary Information" shall mean any information or data developed by or for or in the possession of Licensor or any Licensor Affiliate that relates to "Technology", including the design, features, composition, manufacture, use or sale of "Technology" in existence as of the Effective Date or developed during the term of this Agreement, including all engineering drawings, assembly instructions, operating instructions or other documents related to the equipment purchased by 3M from APTI in accordance with the Equipment Purchase Agreement of even date herewith , and including the items listed in Exhibit C.

         1.10 "Licensed Product" shall mean Technology whose design, features, composition, manufacture or use is described or claimed in the Patent Rights.

         1.11 "Net Sales Price" shall mean the price for a Licensed Product invoiced by a Licensee for sale to a third party, less: (a) applicable taxes (e.g., sales, excise or use taxes) or duties; (b) separately stated charges for transportation or customs clearance; (c) credits for defective or returned Licensed Products; and (d) discounts, rebates, refunds, marketing allowances or other promotional fees.

         1.12 "Net Contract Price" shall mean the price at which (a) 3M transfers Licensed Product within itself or to a 3M Affiliate for sale outside the United States and its possessions; or (b) a 3M Affiliate transfers Licensed Product to 3M or to another 3M Affiliate for sale in a country other than the country in which the Licensed Product is manufactured; whichever of the enumerated transfers first occurs. For the purpose of this Agreement, the Net Contract Price shall not be less than seventy percent (70%) of the average United States Net Sales Price for the relevant Calendar Quarter.

         1.13 "Earned Royalty" shall mean the royalties paid or payable under this Agreement on Licensed Product actually sold or transferred to third parties by a Licensee. If any Licensed Product is sold or transferred in combination with a product or products (other than mere packaging for such Products) that is not or are not Licensed Products, then for Earned Royalty purposes, the applicable Net Sales Price or Net Contract Price for such Licensed Product shall be the value that bears the same relationship to the applicable Net Sales Price or Net Contract Price of such combination as the aggregate of the direct labor cost and cost of materials incurred by the Licensee in producing such Licensed Product bears to the aggregate of the direct labor cost and cost of materials incurred by the Licensee in producing all the items included in such combination.

         1.14 "Effective Date" shall mean ____________________.

         1.15 "Calendar Quarter" shall mean the respective three-month periods ending March 31, June 30, September 30 and December 31 of any year.

         1.16 "Royalty Year" shall mean the year beginning with the first full Calendar Quarter following the Effective Date, and each year thereafter during the term of this Agreement.

         1.17 "Licensor/3M Additional Invention" shall mean any invention, whether patentable or not, jointly conceived during the term of this Agreement by (a) one or more persons working for or on behalf of Licensor or any Licensor Affiliate, and (b) one or more persons working for or on behalf of 3M or any 3M Affiliate, that relates to Technology or Licensed Products, including their design, features, composition, manufacture, use or sale.

         1.18 "Licensor Additional Invention" shall mean any invention (other than a Licensor/3M Additional Invention), whether patentable or not, conceived during the term of this Agreement by one or more persons working for or on behalf of Licensor or any Licensor Affiliate, that relates to Technology or Licensed Products, including their design, features, composition, manufacture, use or sale.

         1.19 "Agreement" shall mean this License Agreement, any exhibit thereto, and any modification or amendment thereto that is made in the manner provided for herein.

         1.20 "Proprietary Information Royalty" shall mean the fees paid or payable under this Agreement on Licensed Product actually made and sold by a Licensee or used in services provided by a Licensee to third parties.

         1.21 "Licensed Process" shall mean a process, the use or practice of which is disclosed or claimed in the Patent Rights.

         1.22 "Licensed Field" shall mean the use of Technology in the Industrial Protective Packaging Market.

         1.23 "Industrial Protective Packaging Market" shall mean the use of Technology by small businesses, industrial customers and logistic companies for packaging applications, the predominant purpose of which is to protect products or product components against damage during storage or transportation between different locations. Examples of industrial customers include, but are not limited to, customers engaged in the manufacture, assembly or distribution of products.

         1.24 "APTI Reserved Field" shall mean sales of products to companies listed in Exhibit B.

         1.25 "Equipment Purchase Agreement" shall mean the Equipment Purchase Agreement between the Parties signed the same date as the Effective Date of this Agreement.

                                   ARTICLE II
                 REPRESENTATIONS, WARRANTIES AND CONFIDENTIALITY
                 -----------------------------------------------

         2.1 Patent Rights and Proprietary Information. Licensor represents and warrants that it is the sole and exclusive owner of the entire right, title and interest in Patent Rights and Proprietary Information. Licensor further represents and warrants that Exhibit A sets forth all patents and patent applications that are owned by, controlled by, or licensed to Licensor or any Licensor Affiliate as of the Effective Date and relating to Technology, including their design, features, composition, manufacture, use or sale, except for those listed on Exhibit D.

         2.2 Right to Grant License. Licensor represents and warrants with respect to Patent Rights and Proprietary Information that it has the legal power to transfer the rights granted to Licensee in this Agreement, except for a security interest held by Interwest Transfer Co., Inc. and a security interest held by Linda Lorraine. It is the understanding of the Parties that prior to 3M making any payments under this Agreement, such security interests in the equipment purchased under the Equipment Purchase Agreement shall be fully released and satisfied and that Interwest Transfer Co., Inc and Linda Lorraine will both grant its consent to this Agreement.

         2.3 No Conflicting Agreements. Licensor represents and warrants that neither Licensor nor any of Licensor's Affiliates has or will have any agreement with each other or with any third party that conflicts in any way with their obligations under this Agreement, except for a security interest held by Interwest Transfer Co., Inc. and a security interest held by Linda Lorraine. It is the understanding of the Parties that prior to 3M making any payments under this Agreement, such security interests in the equipment purchased under the Equipment Purchase Agreement shall be fully released and satisfied and that Interwest Transfer Co., Inc and Linda Lorraine will both grant its consent to this Agreement.

         2.4 Noninfringement. Licensor represents and warrants, to the best of its knowledge and belief, that no intellectual property right in any country, which is owned by, controlled by, or licensed to any third party, has been or would be infringed or misappropriated by the practice of Patent Rights (but excluding Licensor Additional Inventions and Licensor/3M Additional Inventions) or Proprietary Information.

         2.5 Validity of Patent Rights. Licensor represents and warrants that Patent Rights are valid and enforceable, and that it is not aware of any information that could affect the validity or enforceability of Patent Rights. Licensor further represents and warrants that it has not received any notice that Patent Rights are or may be invalid or unenforceable.

         2.6 Noninfringement of Patent Rights. Licensor represents and warrants that except as described in Exhibit E, to the best of its knowledge and belief, that there is no product made, used or sold, or process performed by or for any third party, that would or may infringe Patent Rights or misappropriate Proprietary Information. Licensor further represents and warrants that it has not received any notice of any product or process owned by, controlled by, or licensed to any third party, the manufacture, use, offer for sale, sale, or importation of which would or may infringe or misappropriate Patent Rights or Proprietary Information, and that it has given no such notice.

         2.7 Information Acquired Subsequent to Effective Date. If, subsequent to the Effective Date, Licensor obtains information that affects, conflicts with, or is inconsistent with any representation made or warranty given by Licensor in this Agreement, then Licensor shall promptly advise 3M IPC of such information. The Parties understand that this Paragraph 2.7 imposes upon Licensor the obligation to provide 3M IPC with the information necessary to maintain the accuracy of the representations and warranties both as of the Effective Date and subsequent to the Effective Date. However, the provision of such information shall not affect the scope of any representation or warranty given by Licensor under this Agreement.

         2.8 Future Inventions. Licensor will acquire from persons working for or on its behalf rights to Licensor Additional Inventions and Licensor/3M Additional Inventions such that Licensee shall, by virtue of this Agreement, receive from Licensor the rights to Licensor Additional Inventions and
Licensor/3M  Additional  Inventions that are granted under this  Agreement.

         2.9 Confidential Information.

                  2.9.1. Additional Inventions. For a period of six (6) months from the date of disclosure of any Licensor Additional Invention or Licensor/3M Additional Invention under the provisions of Article VII of this Agreement, each Party and its Affiliates shall keep confidential by not disclosing to any third party any information relating to such Additional Invention that the receiving Party or its Affiliate(s) have a reasonable basis to believe is confidential to the transmitting Party or its Affiliate(s) or that is treated by the transmitting Party or its Affiliate(s) as confidential, with the exception that Licensor or 3M IPC can file and prosecute a patent application(s) directed to such Additional Invention as provided for herein. After the six (6) month period, Licensor shall keep such information confidential by not disclosing to any third party until Licensee discloses such information or provides Licensor with prior written authorization to disclose the information.

                  2.9.2. Other Confidential Information. For the term of this Agreement plus two (2) years thereafter, each Party and its Affiliate(s) shall keep confidential by not disclosing to any third party any other information relating to this Agreement (including but not limited to the text of this Agreement and reports of sales or transfers of Licensed Products), transmitted to it by the other Party or its Affiliate(s), that the receiving Party or its Affiliate(s) have a reasonable basis to believe is confidential to the transmitting Party or its Affiliate(s) or that is treated by the transmitting Party or its Affiliate(s) as confidential. However, 3M and/or 3M IPC shall have the right to disclose this Agreement to any bona fide prospective purchaser of a business to which this Agreement pertains, any prospective Licensee, or if necessary to comply with any statute, rule, regulation or court order. Paragraph 2.9.2 and 2.9.3 shall not apply to Proprietary Information, the confidentiality obligations for which are expressed in Paragraph 6.1.

                  2.9.3.  Exceptions.  The  obligations of Paragraphs  2.9.1 and
         2.9.2 shall not apply when and to the extent such information:

         A. was known to the receiving Party or its Affiliate(s) prior to receipt from the transmitting Party or its Affiliate, as documented in written records or publications that lawfully are in the possession of the receiving Party or its Affiliate(s) or known to them prior to such receipt;

         B. was lawfully available to the public prior to receipt from the transmitting Party or its Affiliate(s);

         C. through no act on the part of the receiving Party or its Affiliate(s) thereafter becomes lawfully available to the public;

         D. corresponds in substance to any information received in good faith by the receiving Party or its Affiliate(s) from any third party;

         E. is communicated to any third party by the transmitting Party or its Affiliate(s) without restriction as to confidentiality or on the basis of a restriction that has lapsed;

         F. is independently developed by a person working for or on behalf of the receiving Party or its Affiliate(s), subsequent to receipt of such information from the transmitting Party or its Affiliate(s); or

         G. is required to be disclosed to a third party by law or legal process, provided that the Party required to make such disclosure takes reasonable steps to inform the transmitting Party of such disclosure before it takes place and provides the transmitting Party an opportunity to object or otherwise act, and thereafter only submits the information pursuant to a protective order.

         2.10 Representation by Counsel and Negotiation. APTI represents and warrants that it has been fully advised and represented by legal counsel during the negotiation, drafting, and execution of this Agreement and has not relied on any legal advice provided by legal counsel for 3M or 3M IPC or both. This Agreement was negotiated between the Parties, and the Parties agree that this Agreement shall not be construed against any Party as the drafter.

         2.11 Title to Patent Rights. APTI warrants it has absolute title to the Patent Rights and that such Patent Rights are free and clear of all security interest, liens, and encumbrances as of the Effective Date of this Agreement, except for a security interest held by Interwest Transfer Co., Inc. and a security interest held by Linda Lorraine. It is the understanding of the Parties that prior to 3M making any payments under this Agreement, such security interests in the equipment purchased under the Equipment Purchase Agreement shall be fully released and satisfied and that Interwest Transfer Co., Inc and Linda Lorraine will both grant its consent to this Agreement..

         2.12 Product Description. APTI warrants that the product description in
                                   ---------------------------------------------
Exhibit F accurately  describes the essence of products made with the use of the
--------------------------------------------------------------------------------
Proprietary Information.
------------------------

                                   ARTICLE III
                                     GRANT
                                     -----

         3.1 Patent Rights. Licensor and Licensor Affiliates hereby grant to 3M IPC an exclusive license (except for Licensor's retention of a nontransferable right to practice the Patent Rights within the APTI Reserved Field) under the Patent Rights to make, have made, use, import, sell, offer for sale or otherwise transfer Licensed Products and to practice the Licensed Processes in the Licensed Field. This grant includes the right for any Licensee to grant sublicenses to Affiliates or third parties or both, either directly or through one or more intermediaries. This grant also includes the right for any customers (ultimate or in privity or other) of any Licensee to use and/or sell (for further use or resale) the Licensed Products so made. However, notwithstanding the above, 3M IPC's rights to sell Licensed Products in a transaction not affiliated with related services provided by 3M in the United States, Canada, and Mexico are subject to 3M's obligations to buy such Licensed Products from APTI for as long as APTI is capable and willing to supply 3M's requirements for such Licensed Products at agreed upon price and quality in accordance with the terms of the Private Label Purchase Agreement dated February 26, 2001 and its subsequent amendment of even date herewith. In the event that APTI is incapable or unwilling to supply 3M's requirements for such Licensed Products at agreed upon price and quality (for example, in the event of a voluntary or involuntary bankruptcy order by or against APTI and APTI, with bankruptcy court approval, rejects the Private Label Purchase Agreement dated February 26, 2001 and its subsequent amendment of even date herewith), or in the event that such Private Label Purchase Agreement is terminated by APTI or APTI defaults or is in material breach of such Private Label Purchase Agreement, or in the event that APTI transfers assets necessary to make the Licensed Products to a third party, 3M shall have the unfettered right to sell Licensed Products made by or for 3M worldwide.

         3.2. Proprietary Information. Licensor and Licensor Affiliates hereby grant to 3M IPC a non-cancelable, nonexclusive license under the Proprietary Information for any and all uses throughout the world. This grant includes the right for any Licensee to grant sublicenses to Affiliates or third parties or both, either directly or through one or more intermediaries. This grant also includes the right for any customers (ultimate or in privity or other) of any Licensee to use and/or sell (for further use or resale) the Licensed Products so made.

                                   ARTICLE IV
                                  COMPENSATION
                                  ------------

         4.1 Overview of Compensation. In partial consideration for the license grants to 3M IPC under Article III, 3M IPC shall pay Licensor a License Fee as provided in Paragraph 4.2, an Advance Royalty Payment as provided for in Paragraph 4.3, and an Earned Royalty and Proprietary Information Royalty as provided for in Paragraph 4.4, and a minimum royalty as provided for in Paragraph 4.6. 4.2 License Fee. Within two (2) weeks after the Effective Date, 3M IPC shall pay Licensor a one-time, non-refundable license fee of Two Hundred Fifty Thousand U.S. dollars ($250,000), provided that APTI has satisfied section
1.2 of the Equipment Purchase Agreement of even date herewith.

         4.3 Advance Royalty Payment. Provided APTI has satisfied section 1.2 of the Equipment Purchase Agreement of even date herewith, 3M IPC shall pay Licensor an advance royalty payment of Seventy-Five Thousand U.S. dollars ($75,000) within two (2) weeks after the Effective Date. This advance royalty payment shall be in partial consideration for the grant under Paragraphs 3.1 and
3.2. This advance royalty payment shall be creditable against royalties (Earned Royalties, Proprietary Information Royalties or minimum royalties) and payable under this Agreement, until such advance royalty payment has been credited in full.

         4.4 Earned Royalties and Proprietary Information Royalties.

                  4.4.1 Earned Royalty.

                           a) 3M IPC  shall pay an  Earned  Royalty  on sales of
                  Licensed Products in a transaction not affiliated with services provided by 3M; provided, however, there is a granted, unexpired patent within the Patent Rights that describes and claims such Licensed Product in the country where such Licensed Product is made or sold. The Earned Royalty rate shall be two and a half percent (2.5%) of the Net Contract Price or Net Sales Price (if Net Contract Price is not applicable) of Licensed Products.

                           b) 3M IPC  shall pay an Earned  Royalty  on  Licensed
                  Products, when the Licensed Product is transferred to a third party in a transaction affiliated with services provided by 3M; provided, however, there is a granted, unexpired patent within the Patent Rights that describes and claims such Licensed Product in the country where such Licensed Product is made or initially transferred to a third party. The Earned Royalty shall be five U.S. cents ($0.05) for each Licensed Product.

                           c) No Earned Royalty shall be payable with respect to
                  the sale or transfer of any Licensed Product that was purchased by Licensee from Licensor or any Licensor Affiliate. Only one Earned Royalty shall be payable in respect to any Licensed Product regardless of the number of times the Licensed Product is transferred to the Licensee's customer and regardless to where the Licensed Product travels while being used in services offered by 3M to the customer. For any Licensed Product subject to payment of Earned Royalty only by virtue of Patent Rights on one or more Licensor/3M Additional Inventions, the Earned Royalty shall be calculated at one-half of the rate set forth in this Paragraph 4.2.2.

                  4.4.2 Proprietary Information Royalty. 3M IPC shall pay a Proprietary Information Royalty on products actually made and sold by a Licensee or initially transferred by a Licensee to a third party for a period of seven (7) years from the Effective Date of this Agreement; provided, however, such products are described by the product description in Exhibit F. The fixed Proprietary Information Royalty shall be five U.S. cents ($0.05) for each product when the product is transferred to a third party in a transaction affiliated with services provided by 3M or two and a half percent (2.5%) of the Net Contract Price or Net Sales Price (if Net Contract Price is not applicable) of the product. No Proprietary Information Royalty shall be payable with respect to the sale of any product that was purchased by Licensee from Licensor or any Licensor Affiliate. Only one fixed Proprietary
         Information Royalty shall be payable in respect to any product regardless of subsequent transfers. After the period of seven (7) years from the Effective Date of this Agreement, the license under Paragraph
         3.2 becomes a non-cancelable, fully paid-up nonexclusive license with no further obligation to pay any additional Proprietary Information Royalties. If 3M or 3M IPC terminates this Agreement before the end of the seven (7) year period referenced in this paragraph and if the Proprietary Information Royalty payments have totaled less than Five Thousand U.S. dollars ($5,000), then 3M IPC shall pay Licensor the difference between Five Thousand U.S. dollars ($5,000) and the total Proprietary Information Royalty payments paid or payable prior to the date of termination.

         4.5 Timing of Earned Royalties. With respect to Earned Royalties payable in accordance with Paragraphs 4.4.1(a) and 4.4.1(b), 3M IPC may elect to incur an obligation to pay an Earned Royalty based on Net Contract Price upon
(a) the transfer of Licensed Product that 3M transfers within itself or to a 3M Affiliate for sale or use in services outside the United States and its possessions; or (b) upon the transfer of Licensed Product from one 3M Affiliate to 3M or to another 3M Affiliate for sale or use in services in a country other than the country in which the Licensed Product was manufactured. The timing provided in this Paragraph 4.3 may be selected by 3M IPC at its option and as an alternative to incurring the obligation to pay Earned Royalty when the Licensed Product is actually sold or used in services provided to a third party by a Licensee.

         4.6 Minimum Royalties. In order to maintain the exclusive license under Paragraph 3.1 of this Agreement, 3M IPC shall pay Licensor minimum payments royalties of forty-five thousand dollars ($45,000) per Royalty Year during the remaining term of this Agreement. Earned Royalties and Proprietary Information Royalties paid or payable on Licensed Products shall be credited against such minimum royalties. The balance of any minimum royalty due for any Royalty Year (the amount required to be paid in addition to Earned Royalties and Proprietary Information Royalties for that Royalty Year in order that the sum equal the minimum royalty for that Royalty Year), shall be paid with the payment for the last Calendar Quarter for that Royalty Year. Any payment made in excess of minimum royalties for any Royalty Year shall be cumulatively offset against minimum royalties payable in future Royalty Years. Payment of the minimum royalties described herein shall be sufficient for 3M IPC to maintain the exclusive license granted under Paragraph 3.1 of this Agreement and shall negate any obligation, implied or otherwise, for Licensee to exert at least a specified level of effort to maintain the exclusive license.

         4.7 Conversion to Nonexclusive License. If 3M IPC fails to make any minimum royalty payment set forth in this Article IV within the time allotted therefor, Licensor may give 3M IPC three (3) months prior written notice that 3M IPC's exclusive license under Paragraph 3.1 shall be converted to a non-exclusive license. If 3M IPC pays to Licensor such minimum royalty payment within such three (3) month period, no such conversion shall occur. If no minimum royalty payment is made by 3M IPC within the three (3) month period, then the license under Paragraph 3.1 shall convert to a nonexclusive license and neither 3M IPC nor 3M shall be obligated to make any past due minimum royalty payment. 3M IPC shall also have the right, at its option and by prior written notice to Licensor, to convert its exclusive license under Paragraph 3.1 to a non-exclusive license and no minimum royalties shall be payable for the Royalty Year in which 3M IPC gives such notice. No minimum royalties shall be payable under any non-exclusive license. No Earned Royalty shall be payable on Licensed Product under any non-exclusive license if the Earned Royalty for that Licensed Product is attributable only to Patent Rights on one or more 3M/Licensor Additional Inventions.

         4.8 Reports, Payments and Currency Conversions. Within two (2) months after the end of each Calendar Quarter, 3M IPC shall furnish Licensor with a written report setting forth the sales of Licensed Products upon which a royalty is payable under this Article IV during such Calendar Quarter, the computation of the royalties payable with respect thereto. Each report shall be accompanied by the amount due in U.S. Dollars, less any taxes required to be withheld by governmental agencies in respect to royalties payable to Licensor for that Calendar Quarter. Each report and any accompanying payment shall be sent to the address specified for the Licensor in Paragraph 11.3. If 3M IPC is precluded because of the laws or any governmental decree of a particular country from obtaining royalties from any Licensee in such country or can do so only at great expense and effort, 3M IPC shall have the right to pay or have paid royalties applicable to such country in the currency of such country at a banking institution of Licensor's selection in such country and Licensor shall cooperate with 3M IPC in preparing appropriate documents to accomplish the aforesaid. Whenever a conversion from one currency to another is involved in making or crediting a royalty payment, the exchange rate shall be the monthly financial rate used by Licensee in the ordinary course of its business for which the royalty is being paid or credited.

         4.9 Records. The Licensees shall keep accurate records in sufficient detail to enable royalties payable hereunder to be determined and shall, upon written notice by Licensor to 3M IPC, permit such records to be inspected (but only to the extent necessary to verify the amount of royalty payable hereunder) once annually during normal business hours by a certified public accountant or firm of certified public accountants reasonably acceptable to 3M IPC and appointed by Licensor at Licensor's expense. The accountants making such inspection shall report to Licensor only the amount of royalty due and payable and shall be bound by the provisions of Paragraph 2.9. Records inspected under this Paragraph 4.7 shall be retained by the Licensees until Licensor and 3M IPC have agreed upon the amount of royalty payable thereon. Except as aforesaid, no Licensee shall be required to retain any records longer than three (3) years after the end of the Calendar Quarter in which such records were prepared.

         4.10 Licensed Product Dispute.

                  A. The provisions of Article X notwithstanding, in the event of any dispute between the Parties as to whether or not a product sold by a Licensee is (1) a Licensed Product for which an Earned Royalty or Proprietary Information Royalty is due or (2) subject to payment of Earned Royalty only by virtue of Patent Rights on one or more Licensor/3M Additional Inventions, 3M IPC shall have the right to submit the dispute to binding arbitration by an attorney acceptable to the Parties in the country or countries where the product is manufactured and/or sold. 3M IPC shall be entitled to pay Earned Royalties in dispute during the pendency of such arbitration into an escrow account. During the pendency of the arbitration and the said two
         (2) month period, 3M IPC shall not be deemed in default of this Agreement for nonpayment of royalties.

                  B. In the event the product in dispute is determined not to be a Licensed Product, Licensor shall pay to 3M IPC the costs, expenses, and fees paid by 3M IPC associated with such arbitration and 3M IPC shall be entitled to the Earned Royalties held in the escrow account.

                  C. In the event the product in dispute is determined to be a Licensed Product, in addition to paying Licensor any unpaid Earned Royalties held in the escrow account and taking any action required as a result of the determination to thereby maintain the Agreement in force, 3M IPC shall pay to Licensor the costs, expenses, and fees paid by Licensor associated with such arbitration.

                                    ARTICLE V
                      COMPETITIVE ACTIVITY AND LITIGATION
                      -----------------------------------

         5.1 Competitive Activity.

                  5.1.1 Action by Licensee. Licensee shall have the right to enforce the Patent Rights in the Licensed Field. Licensee's right to enforce the Patent Rights includes the rights to initiate, prosecute, settle, appeal and/or abandon legal action involving the Patent Rights. If Licensee prosecutes such a legal action, then the costs of such prosecution shall be at Licensee's own expense and it will receive for itself any recovery obtained in such action. Licensor hereby transfers the right to a recovery for activities that occurred prior to the Effective Date. Licensor shall render at its own expense reasonable assistance to Licensee in so enforcing the Patent Rights. If necessary for the maintenance of the legal action, Licensor shall join Licensee as a party in any such action and in such event Licensor shall be entitled to be represented therein by its own counsel but at its own expense. During any period wherein any Licensee is prosecuting any such legal action, 3M IPC shall have the right to offset fifty percent (50%) of the aforesaid expenses of the Licensees against up to fifty percent (50%) of the royalties (including minimum royalties) that otherwise would be payable for such period with respect to any country in which the legal action is being prosecuted. If the amount of such offset is less than fifty percent (50%) of the aforesaid expenses incurred by the Licensees, 3M IPC shall have the right to continue offsetting such expenses of the Licensees against up to fifty percent (50%) of the royalties payable for each Calendar Quarter thereafter until fifty percent (50%) of such expenses have been offset. The proceeds of any recovery obtained in any such action shall be paid first to 3M IPC to reimburse 3M IPC for the remaining fifty percent (50%) of the aforesaid expenses and any other of the aforesaid expenses that have not been offset under this Paragraph 5.1.1 and then to Licensor for the total of royalties offset under this Paragraph 5.1.1 and the expenses reasonably incurred by Licensor in joining the Licensees as a party to such action and thereafter participating therein. Any remaining proceeds, which pertain to infringing acts occurring prior to the Effective Date of this Agreement, shall be split 50/50 between 3M IPC and APTI. Any remaining proceeds, which pertain to infringing action occurring after the Effective Date of this Agreement, shall be paid to 3M IPC.

                  5.1.2 Action By Licensor. If any third party shall make, use, sell, offer for sale or import Licensed Products in the Licensed Field in any country in which Licensor has an actionable right against such third party under the Patent Rights, then 3M IPC may, as an alternative to Paragraph 5.1.1, give written notice to Licensor with respect to such competition. This notice may list all of the countries in which competition exists and must include at least one sample of such third party's product that is representative of the competition. Licensor shall take such action as is available to terminate such competition. If Licensor prosecutes a legal action against such third party, then the costs of such prosecution shall be at Licensor's own expense and it will receive for itself any recovery obtained in such action. Licensees shall render, at Licensor's expense, reasonable assistance to Licensor in so enforcing the Patent Rights.

                  5.1.3 Royalty Reduction. If a Licensee initiates a legal action against a third party under Paragraph 5.1.1 or if the activity has not been terminated within six (6) months after the date of the written notice by 3M IPC under Paragraph 5.1.2, then 3M IPC shall thereafter have the right to reduce by fifty percent (50%) the portion of the Earned Royalties from the country in which the activity is occurring (including minimum royalties) that otherwise would be payable with respect to such country until any such activity in such country has ceased.

                  5.1.4 Dispute Resolution. The provisions of Article X notwithstanding, if the Parties have a dispute over whether a product of a third party is covered by the Patent Rights when determining the applicability of Paragraph 5.1, the Parties shall refer the matter to a mutually acceptable patent attorney who shall provide an opinion to the Parties as a joint client and subject to a joint attorney-client privilege within two (2) months after having been retained by the Parties, or within any longer period of time mutually agreed to by the Parties. The attorney-client privileged opinion of this attorney shall be determinative as to whether the provisions of this Article V apply to the third party product. However, nothing in this Paragraph 5.1.4 shall prevent a Licensee from enforcing the Patent Rights pursuant to Paragraph 5.1.1 while this dispute resolution procedure is pending. The costs incurred with respect to the dispute resolution procedure of this Paragraph 5.1.4 shall be shared equally by 3M IPC and Licensor.

                  5.1.5 Outside of Licensed Field. Licensees shall have no right to enforce the Patent Rights against any unlicensed third party outside of the Licensed Field. If Licensor prosecutes a legal action against such unlicensed third party, then the costs of such prosecution shall be at Licensor's own expense and it will receive for itself any recovery obtained in such action.

         5.2 Actual Legal Action or Claims Against a Licensee. If any third party shall make a claim or bring or threaten an action against any Licensee for alleged infringement of patent or other intellectual property rights of such third party by reason of the manufacture, sale, use, offer for sale, or importation of the Licensed Product by any Licensee (hereinafter, "Actual Third Party Claim"), then 3M IPC shall give prompt written notice of said Actual Third Party Claim to Licensor. 3M IPC may then, at its option, either: a) require that Licensor indemnify, defend and hold 3M harmless against such claim, including all costs of defense thereof (and including any attorney fees incurred by Licensee in successfully establishing a right to indemnity hereunder) by counsel satisfactory to Licensor and Licensee; or b) withhold payment to Licensor of up to 50% of the royalties (including minimum royalties) thereafter payable hereunder until such time as the liability of Licensee shall be determined as part of a settlement or adjudication of the Actual Third Party Claim. Following such settlement or adjudication, 3M IPC shall be entitled to offset against such withheld royalties and against up to 50% of any future royalties (including minimum royalties) any and all expenses, settlement costs, royalties and/or other damages incurred in defense of such action or paid or to be paid by Licensee by reason of such settlement or adjudication.


                                   ARTICLE VI
                             PROPRIETARY INFORMATION
                             -----------------------

         6.1  Confidentiality of Proprietary  Information.  Paragraphs 2.9.2 and
2.9.3 notwithstanding, Licensor and Licensor Affiliate(s) shall keep confidential and shall not use other than for purposes of this Agreement (except for outside the Licensed Field or within the APTI Reserved Field), any
Proprietary Information and shall require any sublicensee to keep any Proprietary Information confidential.

         6.2 Receipt of Proprietary Information. Within one (1) month of the Effective Date, Licensor agrees to deliver any and all Proprietary Information to 3M IPC, including, but not limited to, the items listed on Exhibit C. The Proprietary Information shall be sent to Lane Freshwater at 3M Center, St. Paul, Minnesota, U.S.A. 55144 via first-class mail, postage pre-paid or expedited courier service. Proprietary Information shall be delivered in the form of copies in the English language or, with 3M IPC's prior approval, in a format that is machine readable in ordinary use. Where copies are not possible, the original information shall be delivered. The Proprietary Information shall be arranged and delivered in categories including but not limited to research, samples and prototypes, pilot plant, technical operations and production including machine and plant designs, operating costs, and marketing.

                                   ARTICLE VII
             PATENT APPLICATIONS, PATENTS AND ADDITIONAL INVENTIONS
             ------------------------------------------------------

         7.1 Mechanism. Licensor, 3M and 3M IPC wish to establish a mechanism to handle their respective rights and responsibilities for the filing, prosecution, issuance, maintenance and licensing of all patent applications and patents that now are part of or hereafter are added to the Patent Rights of this Agreement or that arise from any Licensor Additional Invention or Licensor/3M Additional Invention. This Article VII is intended to establish such a mechanism.

         7.2 Additional Inventions. Licensor shall notify 3M and 3M IPC in writing of all Licensor Additional Inventions and Licensor/3M Additional Inventions made by Licensor, promptly after the conception thereof. Unless otherwise agreed to, Licensor agrees to file (with prior review and comment by 3M and 3M IPC) a patent application on any such Licensor Additional Invention. Unless otherwise agreed to, 3M IPC has the option of filing (with prior review and comment by Licensor) a patent application on any such Licensor/3M Additional Invention or directing Licensor to file (with prior review and comment by 3M and 3M IPC) a patent application on any such Licensor/3M Additional Invention. At 3M IPC's option by written notice to Licensor, pursuant to Paragraph 7.6, any of the resulting patent applications and patents shall be added to the Patent

Rights of this Agreement and shall be subject to the payment of Earned Royalty in accordance with the provisions of this Agreement. If the Parties cannot agree on the inventorship of any patent application or patent, then a binding decision supported by a reasoned, written opinion shall be made under U.S. law by a U.S. patent attorney mutually engaged by the Parties. Licensor shall be ultimately and solely responsible for the filing, prosecution, issuance and maintenance of such patent applications and patents directed to Licensor Additional Inventions and Licensor/3M Additional Inventions.

         7.3 Information Regarding Patent Rights. Licensor shall keep 3M and 3M IPC fully advised of the status of the patent applications and patents that are in the Patent Rights by promptly providing 3M and 3M IPC, pursuant to Paragraph 7.6, all pertinent information related thereto, including but not limited to copies of all patent searches, patent applications, prosecution papers, issued patents, correspondence relative to patent applications and patents, and litigation papers.

         7.4 Fees and Charges. 3M IPC shall pay for the governmental fees and outside attorney charges reasonably incurred in the preparation, filing, prosecution, issuance and maintenance of any patent applications and patents on Licensor Additional Inventors or Licensor/3M Additional Inventions that are added to the Patent Rights. Such fees and charges shall be payable upon submission of a semi-annual statement in a format acceptable to 3M IPC accounting services. The foregoing payments shall be limited to a maximum total of twenty-five thousand U.S. dollars ($25,000.00) with respect to Licensor Additional Inventions or Licensor/3M Additional Inventions cumulatively. Termination of this Agreement with respect to any patent application or patent, or conversion of this Agreement to a non-exclusive license pursuant to Paragraph
4.5 or otherwise, will also terminate 3M IPC's obligation to pay further governmental fees and outside attorney charges thereafter incurred with respect to Licensor Additional Inventions or Licensor/3M Additional Inventions.

         7.5 Abandonment or Lapse. If Licensor elects not to file a patent application pursuant to Paragraph 7.2 on a Licensor Additional Invention or Licensor/3M Additional Invention or wishes to allow any patent application or patent in the Patent Rights to become abandoned or lapse, Licensor shall give 3M IPC written notice of such election promptly, and in no event less than two (2) months prior to the first date that action must be taken to avoid such abandonment or lapse. 3M IPC shall have the right to solely file or take over at its sole expense the prosecution or maintenance of any such patent application or patent, and to have the whole ownership thereof. In such event 3M and/or 3M IPC shall not be liable to Licensor in any way with respect to: (a) the payment of Earned Royalty thereon; (b) 3M or 3M IPC's handling of or the results obtained from such filing, prosecution, issuance or maintenance; or (c) any failure of 3M or 3M IPC to so file, prosecute, issue or maintain. In addition, in such event Licensor shall provide such assistance and shall execute such documents as are reasonably necessary to file, continue prosecution or maintenance of, issue or enforce such patent application or patent, without cost to 3M or 3M IPC other than the reimbursement of Licensor's reasonable out-of-pocket expenses.

         7.6 Notice. All written notices and other communications pursuant to this Article VII shall be sent via facsimile or overnight courier. Notices shall be addressed to:

If to 3M and 3M IPC:
         Office of Intellectual Property Counsel
         3M Innovative Properties Company
         3M Center - 220-11W-01
         2501 Hudson Road
         St. Paul, MN  55144-1000
         United States of America
         Attn:  Industrial Service & Solutions Division Attorney
         Telephone:  651-733-0649
         Facsimile:  651-736-6133


If to Licensor:
           President
           Air Packaging Technologies Inc.
           25620 Rye Canyon Road
           Valencia, California 91355-1164


         7.7 Small Entity Status. Licensor shall not request or attempt to request the benefit of 35 U.S.C.ss.41(h), or any comparable law provision, for any governmental fee incurred by Licensee in the preparation, filing, prosecution, issuance or maintenance of any of the Patent Rights.

                                  ARTICLE VIII
                              MORE FAVORABLE TERMS
                              --------------------

         8.1 Most Favored Licensee. If this license becomes nonexclusive under the provisions of Paragraph 4.6 and if any Licensor enters into a subsequent license agreement with any Entity to make, have made, use, sell, offer for sale, or import Licensed Products under any Patent Rights, then Licensor will, within one (1) month after the effective date of the subsequent license agreement, provide 3M IPC with a copy of the subsequent license agreement. 3M and 3M IPC shall, at their option, be entitled at any time during the life of any said subsequent license agreement to substitute all (but not less than all) terms and conditions of that subsequent license agreement for the terms and conditions of this Agreement.

                                   ARTICLE IX
                              TERM AND TERMINATION
                              --------------------

         9.1 Termination. If this Agreement is not terminated sooner as provided for herein, it shall terminate in each country with the expiration of the last to expire of the Patent Rights in such country.

         9.2 Termination by 3M or 3M IPC. 3M or 3M IPC shall have the right to terminate this Agreement in its entirety or with respect to any country or with respect to any patent application or patent in any country by giving Licensor three (3) months prior written notice.

         9.3 Termination Upon Default. Upon default by any Party in the performance of any material obligation hereunder to be performed by such Party, the Party aggrieved by such default shall give notice in writing to the Party in default specifying the matter in default. Unless such default is cured within two (2) months following the giving of such notice (or if such cure cannot be completed within such two (2) month period, if the cure thereof is not undertaken promptly upon receipt of such notice, and diligently pursued thereafter), then the Party giving such notice may give further written notice to the Party in default terminating this Agreement; in such event, this Agreement shall terminate on the date specified in such further notice, which date shall be no earlier than two (2) months from the date of such further notice.

         9.4 Prior Obligations and Liability; Non-waiver. No expiration or termination of this Agreement shall relieve any Party of any obligation accrued prior to the date of expiration or termination or relieve a Party in default from liability for damages for breach of this Agreement. Waiver by any Party of a single default or breach or a succession of defaults or breaches shall not deprive such Party of any right to terminate this Agreement arising by reason of any subsequent default or breach.

         9.5 Survival. Upon termination of this Agreement, confidentiality and non-use provisions of Paragraph 6.1 shall remain in force, the license of Proprietary Information of Paragraph 3.2 shall remain in force, any sublicense under the Patent Rights that has been granted under Paragraph 3.1 shall be co-terminated, the dispute resolution provisions of Article X shall survive, and, subject to the exceptions stated therein, the obligations of Paragraph 2.9 shall survive for two (2) years after the termination.

                                    ARTICLE X
                               DISPUTE RESOLUTION
                               ------------------

         10.1 Dispute Resolution. Except as specified elsewhere in the Agreement, all disputes arising among the Parties relating to the making or performance of this Agreement shall be resolved in the following order of preference:

         A. By good faith negotiation between representatives of 3M and/or 3M IPC and Licensor who have authority to fully and finally resolve the dispute. The existence and substance of any negotiations pursuant to this subparagraph 10.1(A) shall be considered confidential under this Agreement, shall be treated as compromise and settlement negotiations for purposes of Federal Rule of Evidence 408 and any comparable provision, and shall not be used by any Party in any court, agency or tribunal in any country for any reason.

         B. The Parties shall endeavor to resolve any dispute arising out of or relating to this Agreement by non-binding mediation using a neutral mediator mutually acceptable to the Parties and with the costs therefor shared equally. All proceedings pursuant to this subparagraph 10.1(B) shall be considered confidential under this Agreement, shall be treated as compromise and settlement negotiations for purposes of Federal Rule of Evidence 408 and any comparable provision, and shall not be used by any Party in any court, agency or tribunal in any country for any reason.

         C.       As a last resort only, by litigation.

         10.2 Equitable Considerations. Nothing in this Article X shall preclude any Party from taking whatever actions are necessary to prevent immediate, irreparable harm to its interests, including without limitation actions permitted by Paragraphs 9.2 and 9.3.

         10.3 Personal Jurisdiction, Venue and Applicable Law. Any questions, claims, disputes, remedies or procedural matters shall be governed by the laws of the State of Minnesota and of the United States of America, without regard to its principles of conflicts of law. The Parties agree that the State of Minnesota has a substantial relationship to this transaction and each Party agrees that the courts of Minnesota shall have exclusive jurisdiction over them and agree to submit to the jurisdiction of such courts. Accordingly, any and all dispute resolution, including without limitation litigation relating to this Agreement, the Patent Rights or Proprietary Information, shall be brought exclusively in the State of Minnesota in the state or federal court having subject matter jurisdiction.

         10.4 Damages. 3M, 3M IPC and Licensor each agree to waive any right to receive punitive, , special or indirect damages relating in any way to this Agreement.

         10.5 Jury Trial Waiver. Each Party acknowledges the additional time and expense required for a jury trial versus a bench trial. As it is each Party's intent to minimize the costs of litigation, the Parties hereby waive, to the extent permitted by law, their right to trial by jury in connection with any claim or cause of action related to this Agreement, the Patent Rights or both.

                                   ARTICLE XI
                                  MISCELLANEOUS
                                  -------------

         11.1 Force Majeure. No Party shall be considered in default or be liable for any delay in performance or for any non-performance caused by circumstances beyond the reasonable control of such Party, including but not limited to acts of God, explosion, fire, flood, accident, strike or other labor disturbance, war (whether declared or not), sabotage, order or decree of any court or action of any governmental authority, or other causes, whether similar or dissimilar to those specified, that cannot reasonably be controlled by the Party who failed to perform.

         11.2 Severability. The provisions of this Agreement shall be deemed severable. Therefore, if any part or provision of this Agreement is rendered void, invalid or unenforceable in any jurisdiction in which this Agreement is performed, then such part or provision shall be severed from the remainder of the Agreement only as to such jurisdiction. Such severance shall not affect the validity or enforceability of the remainder of this Agreement unless the part or parts that are void, invalid or unenforceable as aforesaid shall substantially impair the value of the whole agreement to a Party.

         11.3 Notices. Notices under this Agreement shall be in writing and sent by (a) Registered or Certified mail, Return Receipt Requested, (b) overnight courier, or (c) facsimile transmission. Notices sent by Registered or Certified mail, Return Receipt Requested, shall be effective three (3) business days following mailing. Notices sent by overnight courier or transmitted by facsimile shall be effective on the business day of the addressee next following the day on which the notice was sent or transmitted. Notices hereunder shall be addressed to:

      If to 3M and 3M IPC:
           John Pohl
           Industrial Services & Solutions Division
           3M Center, 220-8W-01
           2501 Hudson Road
           St. Paul, Minnesota 55144-1000
           United States of America
           Facsimile:  (651) 736-0052

      With a copy to:
                  Chief Intellectual Property Counsel
                  Office of Intellectual Property Counsel
                  3M Innovative Properties Company
                  3M Center 220-11W-01
                  2501 Hudson Road
                  St. Paul, Minnesota 55144-1000
                  United States of America
                           Facsimile:  (651) 733-9155

      If to Licensor:
           President
           Air Packaging Technologies Inc.
           25620 Rye Canyon Road
           Valencia, California 91355-1164


In proving notice by Registered or Certified mail or by overnight courier, it shall be sufficient to provide actual receipts from the post office or the courier pertinent to the notice. In proving notice by facsimile transmission, it shall be sufficient to provide a copy of the transmission report.

         11.4 Integration. This Agreement sets forth the entire agreement among the Parties relating to the subject matter herein and supersedes all previous agreements and understandings, whether oral or written, among the Parties with respect to the subject matter of this Agreement, except for the following agreements between the Parties: Private Label Purchase Agreement dated February 26, 2001 and its subsequent amendment of even date herewith, the Private Label Purchase Agreement dated August 8, 2000 and its subsequent amendment of even date herewith, the Equipment Purchase Agreement of even date herewith, and the Services Agreement of even date herewith.

         11.5 Amendment. This Agreement may not be modified, amended or discharged except as expressly stated in this Agreement or by a written agreement signed by an authorized representative of each Party.

         11.6 Assignment. This Agreement and any of the rights and obligations thereof are fully assignable by 3M and/or by 3M IPC. 3M shall be empowered to authorize or delegate 3M IPC to perform any of its obligations or duties under this Agreement without the permission of Licensor. 3M IPC shall be empowered to authorize or delegate 3M to perform any of its obligations or duties under this Agreement without the permission of Licensor. This Agreement and any of the rights and obligations thereof are fully assignable by APTI to a buyer of all of APTI's assets, except that APTI shall have no right to transfer its retained rights to practice the Patent Rights within the APTI Reserved Field. Otherwise, neither this Agreement nor any right or obligation hereunder may be assigned or discharged except as expressly stated herein or by a written agreement signed by the Parties hereto.

         11.7 Succession. This Agreement and the rights and obligations granted and undertaken thereunder shall be binding upon and inure to the benefit of the Parties hereto, and their successors, trustee(s) or receiver(s) in bankruptcy and permitted assignees.

         11.8 Headings. The article and paragraph headings in this Agreement are for convenience only and shall not constitute a part hereof.

         11.9 Guarantee of Performance. Each Party hereby guarantees the performance of its Affiliates under this Agreement.

         11.10 Counterparts. This Agreement may be executed in three or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

         11.11 Negotiation and Drafting. This Agreement was negotiated among the Parties, each of whom had the opportunity to consult with legal counsel during the negotiation, drafting, and execution of this Agreement, and the Parties agree that this Agreement shall not be construed against any Party as the drafter.

         11.12 Representations and Warranties. No Party has relied on any representation or warranty of any kind in entering into this Agreement, or as an inducement to enter into this Agreement, except for those representations and warranties expressly set forth herein.

         11.13 Authority. Each Party has the full right, power, and authority to execute and deliver this Agreement and to perform its terms. The execution and delivery of this Agreement and the consummation of the transactions required by this Agreement will not violate or conflict with any charter provision or bylaw of a Party or any of its Affiliates. Each Party has taken all required corporate actions to approve and adopt this Agreement. This Agreement is enforceable against each Party according to its terms. Each Party represents and warrants that the person or persons executing this Agreement on its behalf are duly authorized and empowered to do so.

         11.14    Third Party Beneficiary

         In any provision of this Agreement that does not refer to both 3M and 3M IPC, the one not mentioned shall be regarded as a third party beneficiary of such provision.

APTI     (LICENSOR)

By:      /s/ Donald Ochacher
         -----------------------------------------------------
         Donald Ochacher
Its:     Chairman and CEO


3M COMPANY (3M)

By:      /s/ John F. Dohl
         -----------------------------------------------------
         John F. Pohl
Its:     Division Vice President, Industrial Systems and Services Division


3M INNOVATIVE PROPERTIES COMPANY (3M IPC)

By:      /s/ Gary L. Griswold
         -----------------------------------------------------
         Gary L. Griswold
Its:     President

                                    Exhibit A
                                    ---------

                            U.S. Patent No. 6,283,296

                            U.S. Patent No. 5,487,470

                            U.S. Patent No. 4,872,558

                            U.S. Patent No. 6,464,079

                            U.S. Patent No. 4,949,530

                            Canada Patent No. 1307777

                            France Patent No. 306207

                              UK Patent No. 306207

                          Germany Patent No. P3879820.4

                             Italy Patent No. 306207

                            Japan Patent No. 3160241

                          Netherlands Patent No. 306207

                          Philippines Patent No. 29288

                          South Korea Patent No. 64998



                                            Exhibit B



------------------------- ----------------------------- ----------------------------------------
        Customer                    Location                         Part Numbers
------------------------- ----------------------------- ----------------------------------------
       3D Systems                 Valencia, CA          1-5-1682     1-5-1664     1-5-1691
                                                        1-5-1665     1-5-1715     1-5-1679
                               Grand Junction, CO       1-5-1683     1-5-1644     1-5-1692
                                                        1-5-1693     1-5-1689     1-5-1690
                                   Austin TX
 ------------------------- ----------------------------- ----------------------------------------
      Moet & Chandon               Switzerland           1-5-1875
 ------------------------- ----------------------------- ----------------------------------------
     Dupont Photomask            Santa Clara, CA         4-5-1459     4-5-1460.2
 ------------------------- ----------------------------- ----------------------------------------
         Dynasel                  Richardson, TX         1-5-1683     1-5-1693     1-5-1690
 ------------------------- ----------------------------- ----------------------------------------
      Fairchild Semi             So. Portland, ME        4-5-1624     4-5-1623     4-5-1135.4
 ------------------------- ----------------------------- ----------------------------------------
         Bio-Rad                   Richmond, CA          1-5-1665     1-5-1682     1-5-1691
                                                        1-5-1664     1-5-1679     1-5-1715
                                                        4-5-2053     4-5-1827
 ------------------------- ----------------------------- ----------------------------------------
        KLA Tencor                San Jose, CA,          4-5-1459     4-5-1460.2
 ------------------------- ----------------------------- ----------------------------------------
        LSI Logic            Gresham, OR Fremont, CA     4-5-1417.2
 ------------------------- ----------------------------- ----------------------------------------
   Spectrum Laboratory             Gardena, CA           1-5-1682     1-5-1664     1-5-1691
        Products               New Brunswick, NJ        1-5-1665     1-5-1715     1-5-1679
                                                        1-5-1683     1-5-1644     1-5-1692
                                                        1-5-1693     1-5-1689     1-5-1690
 ------------------------- ----------------------------- ----------------------------------------
         Rosemont                   California           4-5-1990.1     4-5-1957.1
 ------------------------- ----------------------------- ----------------------------------------
        Multi Seal                Manchester, CT         1-5-1682     1-5-1664     1-5-1691
                                                        1-5-1665     1-5-1715     1-5-1679
                                                        1-5-1683     1-5-1644     1-5-1692
                                                        1-5-1693     1-5-1689     1-5-1690
 ------------------------- ----------------------------- ----------------------------------------
         Mushkin                    Denver, CO           4-5-2128     1-5-1788
 ------------------------- ----------------------------- ----------------------------------------
          Natren               Westlake Village, CA      4-5-2153     4-5-2154
 ------------------------- ----------------------------- ----------------------------------------



                                               30

 ------------------------- ----------------------------- ----------------------------------------
         Motorola              France and Scotland       4-5-1623     4-5-1624     4-5-1135.4
 ------------------------ ----------------------------- ----------------------------------------
    Baxter Healthcare                 Italy              1-5-1682     1-5-1664     1-5-1691
                                                        1-5-1665     1-5-1715     1-5-1679
                                                        1-5-1683     1-5-1644     1-5-1692
                                                        1-5-1693     1-5-1689     1-5-1690
 ------------------------- ----------------------------- ----------------------------------------
         Pericom                   San Jose, CA          4-5-1168.1
 ------------------------- ----------------------------- ----------------------------------------
        Photronics                  Austin, TX           4-5-1459     4-5-1460.2
                                  Milpitas, CA
 ------------------------- ----------------------------- ----------------------------------------
      Organogenesis                 Canton, MA           4-5-1459
 ------------------------- ----------------------------- ----------------------------------------
   STI Medical Products           Costa Mesa, CA         4-5-1729.3     4-5-1730.3     4-5-1731.4
 ------------------------- ----------------------------- ----------------------------------------
       VA Hospital              W. Palm Beach, FL        1-5-1682        1-5-1683
 ------------------------- ----------------------------- ----------------------------------------
         Vitelic                    Hong Kong            4-5-1135.4     4-5-1623        4-5-1624
 ------------------------- ----------------------------- ----------------------------------------
         Motorola                  Phoenix, AZ           4-5-1135.4     4-5-1623     4-5-1624
 ------------------------- ----------------------------- ----------------------------------------
     On Semiconductor              Phoenix, AZ           4-5-1135.4     4-5-1623     4-5-1624
 ------------------------- ----------------------------- ----------------------------------------


                                    Exhibit C
                                    ---------


1. Operating Standards and Procedures for equipment sold under the Equipment Purchase Agreement, specifically including an operating manual for Bagline #2 along with any other required current operating procedure outside the scope of the operating manual.

2.  Maintenance   manuals  for  equipment  sold  under  the  Equipment  Purchase
Agreement, which is a guide showing all maintenance required for Bagline #2, specifically including technical bulletins from the various component vendors.

3. Final product specifications of products made by the equipment sold under the Equipment Purchase Agreement, which include the 6 inch 1/2-pack, 4-pack, 8 inch 1/2-pack, and 4-pack reuse products. The specifications include an engineering drawing, materials of construction, product parameters and the required test methods and final packaging guidelines.

4. Test methods, which include step-by-step procedure for each test method written as current work instructions.

5. Quality systems manual, which outlines the overall quality system procedures and responsibilities to ensure a comprehensive plan for overseeing product production.

6. Raw material specifications, which provide guidelines for acceptable film and valves and the required test procedures written as current work instructions.

                                    Exhibit D
                                    ---------

                             U.S. Pat. No. 4,597,244

                             U.S. Pat. No. 4,793,123

                             U.S. Pat. No. 4,874,093

                             U.S. Pat. No. 4,918,904

                             U.S. Pat. No. 5,272,856

                             U.S. Pat. No. 5,427,830

                             U.S. Pat. No. 5,445,274

                             U.S. Pat. No. 5,447,235

                             U.S. Pat. No. 5,588,532

                             U.S. Pat. No. 5,711,691

                                    Exhibit E
                                    ---------


1.       Pactiv Corporation based in Lake Forest, Illinois
2.       Inflatable Packaging, Incorporated based in Newtown, Connecticut
3.       Experience Design & Air Packaging Technologies

                                    Exhibit F
                                    ---------
                               Product Description
                               -------------------

Air cushioning packaging system, comprising: an outer bag having opposite ends each with an opening formed therein, an inner bag mounted within said outer bag having a pair of opposite ends each with an opening formed therein, said openings cooperating to define a picket extending through said packaging system and adapted to retain delicate portions of an article therein, said inner bag being secured to said outer bag to suspend said inner bag within said outer bag, said outer and inner bags defining a chamber therebetween, air for at least substantially filling said chamber with air to substantially surround said inner bag and said delicate portions of said article therewith, and a plurality of additional seals between at least a portion of a pair of adjacent surfaces of each of said outer bag and said inner bag at locations other than where said inner bag is suspended from said outer bag, said additional seals maintaining air within said chamber.





                                       35